SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                  June 16, 1998

                           PERSONNEL MANAGEMENT, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                     INDIANA
                 (State or Other Jurisdiction of Incorporation)

               0-23144                                      35-1671569
         (Commission File No.)                           (I.R.S. Employer
                                                         Identification No.)

                1499 Windhorst Way, Suite 100, Greenwood, Indiana
                    (Address of Principal Executive Officer)

                                      46143
                                   (Zip Code)

                                 (317) 888-4400
              (Registrant's Telephone Number, Including Area Code)

ITEM 5. Other Events

         Personnel Management, Inc. (the "Registrant"), entered into an Agreement and Plan of Merger and Reorganization, dated June 16, 1998, among DHI Holdings, Inc., an Ohio corporation ("DHI"), DHI Sub Corp, an Indiana corporation and a wholly owned subsidiary of DHI("Sub"), and the Registrant (the "Agreement"). A copy of the Agreement is attached hereto as Exhibit 99.1. The Agreement provides for Sub to be merged into the Registrant (the "Merger"), with the Registrant surviving the Merger. In the Merger, the holders of shares of the Registrant's Common Stock will receive $16.00 for each share held. As a result of the Merger, the Registrant will become a subsidiary of DHI Holdings, Inc., of which Linsalata Capital Partners, an investment partnership headquartered in Cleveland, Ohio, is a principal shareholder. The Merger will be treated as a purchase for accounting purposes. The Merger is described more fully in the press release attached hereto as Exhibit 99.2.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits.

                           Exhibit          Description

                              99.1          Agreement and Plan of Merger
                                                     and Reorganization

                              99.2          Press Release issued by Registrant
                                                     on June 16, 1998

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 17, 1998

                                    PERSONNEL MANAGEMENT, INC.

                                    By /s/ Gary F. Hentschel
                                    Gary F. Hentschel, President and
                                    Chief Operating Officer